Exhibit (10f)

                                UNIFI, INC.

                     1996 INCENTIVE STOCK OPTION PLAN


                                 ARTICLE I

1.1 NAME & PURPOSE: The name of the Plan is the "Unifi, Inc. 1996 Incentive Stock Option Plan" (the "Plan"). The Plan is for the purposes of securing and retaining the services of key employees for Unifi, Inc., and its subsidiaries, as that term is defined in
Section 424(f) of the 1986 Internal Revenue Code, as amended,
(the "Subsidiaries"). The Board of Directors of the Unifi, Inc. believes the Plan will promote continuity of management and increase incentive and personal interest in the future of the Unifi, Inc. and its subsidiaries by those who are primarily responsible not only for its regular operations, but also for shaping and carrying out the long-range plans of Unifi, Inc. and assisting in its continued growth.

     The purpose will be affected through the granting of stock options as herein provided, which options are intended to constitute "incentive stock options" ("Options") within the meaning of Section 422 of the 1986 Internal Revenue Code, as amended, (the "Code").

1.2  DEFINITIONS:   Wherever used in the Plan, the following
terms shall have the meaning set forth below:

     (a) "Corporation" shall mean Unifi, Inc., its subsidiaries, and any successor corporation.

     (b) "Board of Directors" shall mean the Board of Directors of the Corporation and any committee of Directors authorized by such Board to act on its behalf with reference to the Plan.

     (c) "Committee" shall mean the Stock Option Committee. The Committee shall be appointed by the Board of Directors, shall consist of not less than three nor more than five outside Directors, none of whom shall be eligible to receive Options under the Plan. All members of the Committee shall serve at the pleasure of the Board of Directors.

     (d) "Common Stock" shall mean the common stock of the Corporation identified as such on the most recent balance sheet of the Corporation.

     (e) "Disability" shall mean a condition resulting from an accident or illness which in the opinion of the Committee permanently and totally prevents an optionee from carrying out his or her duties with the Corporation.

     (f) "Fair Market Value" shall be deemed to be the closing price of the Corporation's Common Stock on the New York Stock Exchange on the day on which the option is granted.

     (g) "Severance Date" shall mean, as determined by the Committee, the date on which an individual's employment with the Corporation terminates. Whether any leave of absence shall constitute termination of employment for the purpose of the Plan shall be determined in each case by the Committee, in its sole discretion. Whether a plant closing, moving the production of a product from one facility to another, or layoffs of 50 or more people shall constitute termination of employment for the purpose of the Plan shall be determined in each of said events by the Executive Committee of the Board of Directors, in its sole discretion.


                              ARTICLE II

2.1  STOCKHOLDER APPROVAL AND EFFECTIVE DATE:   The Plan will
be presented to the holders of the Corporation's Common Stock at the next Annual Meeting which has been scheduled to be held on October 24, 1996. If the Plan is approved by the Shareholders, the effective date of the Plan is April 18, 1996. In the event the Plan is not approved by the holders of the Corporation's Common Stock, the Plan automatically terminates and any Options granted under the Plan shall be void and of no further force or effect. No Options granted under this Plan can be exercised prior to the Plan being approved by the Corporation's Common Stock shareholders.


                             ARTICLE III

3.1  PLAN ADMINISTRATION:   The Plan is to be administered by
the Stock Option Committee. The Committee is authorized to establish such rules and regulations and to appoint such agents as it deems appropriate for the proper administration of the Plan and to take such steps in connection with the Plan or the benefits provided thereunder as it deems necessary or advisable. The Committee shall have exclusive jurisdiction to select the key employees to whom options shall be granted, determine the number of shares subject to each option, determine the time or times when options will be granted, determine the option price of the shares subject to options which shall not be less than the Fair Market Value of the Corporation's Common Stock on the date the option is granted, determine the time when each option may be exercised provided however, that no options can be exercised until after the Plan has been approved by the holders of the Corporation's Common Stock, as provided in Section 2.1, or within less than six (6) months from date of grant, whichever date occurs last, establish such other provisions in the option agreement as the Committee may deem necessary or desirable, consistent with the terms of the Plan, and to determine all other questions relating to the administration of the Plan.

3.2  PLAN INTERPRETATION:   The Board of Directors may make
such rules and regulations and establish the procedures for the administration of the Plan as it deems appropriate. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure or, as to any question, right or obligation arising from or relating to the Plan, the decision of the Board of
Directors shall be final and binding upon all persons.   The
decision of the Committee with respect to any questions arising as to the employees selected to receive options and the number of shares authorized in said option, under the Plan, shall be controlling.

3.3 REGISTRATION AND LISTING ON STOCK EXCHANGE: The Board of Directors shall determine the restrictions, if any, to be placed on certificates issued upon the exercise of Options and whether the stock issued under this Plan will be registered with the Securities and Exchange Commission and listed on a stock exchange. The decision of the Board of Directors shall be final and binding upon all persons.


                              ARTICLE IV

4.1  AGGREGATE AMOUNT OF STOCK SUBJECT TO PLAN:   The maximum
aggregate number of shares of the Corporation's Common Stock which might be used pursuant to the exercise of options granted hereunder shall be 1,000,000 shares of the Corporation's authorized but unissued Common Stock, which shares are hereby reserved for issue solely subject to the provisions of this Plan. Adjustments may be made in the aggregate amount of stock which may be issued under the Plan pursuant to the provisions of Section 11.1. If for any reason any option granted under the Plan shall terminate or expire or be surrendered without having been exercised in full, the shares subject to such option but not purchased thereunder shall again be available for options to be granted hereunder.


                              ARTICLE V

5.1  OPTION AGREEMENT:   Each option under this Plan shall be
evidenced by an Option Agreement which shall be signed by an Officer for the Corporation and by the Optionee, which shall contain such provisions that may be approved by the Committee and shall be in accordance with the Plan but may include additional provisions and restrictions, providing that the same are not inconsistent with the Plan or applicable provisions of the Code.


                              ARTICLE VI

6.1  ELIGIBILITY:   Options may be granted only to key
employees, including Officers, whether or not they are Directors of the Corporation or one of its Subsidiaries. A Director of the Corporation, or a Subsidiary, who is not also such an employee, will not be eligible to receive an option. In determining the employees to whom options may be granted, and the number of shares to be covered by each option, subject to the limitations as set forth in Section 8.1 of this Plan, the Committee will take into account the duties of the respective employees, his or her present and potential contribution to the success of the Corporation, the anticipated number of years of effective service remaining, and such other factors as they may deem relevant in connection with accomplishing the purposes of the Plan. Subject to the limitations set forth in this Plan, an eligible employee who has been granted an option may be granted an additional option or options if the Committee shall so determine.


                             ARTICLE VII

7.1  GRANT OF OPTIONS:   The Committee is hereby authorized by
majority vote of its members to grant stock options within the limitations set forth in Section 8.1, from time to time on the Corporation's behalf to any one or more persons, who, at the time of such grant, are full-time employees and meet the eligibility requirements as set forth in Section 6.1 of the Plan. These are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to the maximum allowed by said Section. Options granted under the Plan (i) must be granted within ten
(10) years from April 18, 1996, subject to the provisions of
Section 10.1(b) of this Plan, and (ii) to the extent they are incentive stock options, otherwise comply with Section 422 of the Code, as amended. More than one option may be granted to an optionee pursuant to the Plan.


                             ARTICLE VIII

8.1   LIMITATIONS:   The aggregate number of shares of Common
Stock for which options may be granted to eligible employees under this Plan at any one time is unlimited, subject to the provisions of Section 4.1, of this Plan, provided, that if as a result of any grant hereunder the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year, under this and all other incentive stock option plans (as defined in Section 422 of the Code, as amended) of the Corporation, would exceed $100,000.00, any excess amount will be treated as non-qualified stock options.


                              ARTICLE IX

9.1  PURCHASE PRICE:   The purchase price for a share of the
Common Stock, subject to any option granted hereunder, shall not be less than 100% of the Fair Market Value of the Common Stock on the date of the granting of the option. In case an option is granted to any person then owning beneficially more than ten percent (10%) of the voting power of all classes of the Corporation's Common Stock, said purchase price per share of Common Stock subject to the option shall not be less than 110% of the Fair Market Value of the Common Stock on the date of granting of the option.


                              ARTICLE X

10.1  EXERCISE OF OPTIONS:

     (a) An option may be exercised at any time or from time to time, as to any part or all the shares which shall be covered thereby provided, however, options shall not be exercisable prior to the expiration of six (6) months following the date on which the option was granted, subject to this Plan having been approved by the holders of the Common Stock of the Corporation as provided in
     Section 2.1 hereof;

     (b) subject to the provisions of this Plan with respect to termination of employment under Sections 12.1, 12.2 and 12.3 herein, the period during which each option may be exercised shall be fixed by the Committee at the time such option is granted. In no event however, shall any option granted to a person then owning more than ten percent (10%) of the voting power of all classes of the Corporation's Common Stock be exercisable by its terms after the expiration of five (5) years from the date of grant thereof, nor shall any other option granted under this Plan be exercisable by its terms after the expiration of ten (10) years from the date of the grant thereof;

     (c) no shares shall be delivered pursuant to any exercise of an option until the requirements of such laws and regulations as may be deemed by the Committee to be applicable to them are satisfied and until payment in full in cash or for exchange in shares of the Corporation's Common Stock, previously owned by the optionee, at the Fair Market Value of said stock on the date of exercise, or such other terms and conditions as may be determined by the Committee. No optionee, or the legal representative, legatee, or distributee of an optionee, shall be deemed to be a holder of any shares subject to any option unless and until the certificate or certificates for them have been issued.


                              ARTICLE XI

11.1  CAPITAL ADJUSTMENTS AFFECTING STOCK:   In the event of
a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of stock subject to this Plan and the number of shares under option shall be adjusted consistent with such capital adjustment. The price of any share under option shall be adjusted so that there will be no change in the aggregate purchase price payable under exercise of any such option. The granting of an option pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.


                             ARTICLE XII

12.1  TERMINATION OF EMPLOYMENT:   An optionee whose
employment terminates for reasons other than disability, retirement or determined by the Board of Directors or Committee not to be a termination of employment as provided in
Section 1.1(g) of this Plan, shall have no right to exercise any existing option granted under this Plan.

12.2  DEATH OF OPTIONEE:   In the event of the death of an
optionee, the administrator of the deceased optionee's estate, the executor under his or her Last Will and Testament, or the person or persons to whom such stock option shall have been validly transferred by such executor or administrator, pursuant to the Last Will and Testament or the Intestate Succession Laws of the State of North Carolina, shall have the right, within three (3) months from the date of the optionee's death, but not beyond the expiration date of the option, to exercise such option to the extent exercisable by the optionee at the date of his or her death.

12.3 DISABILITY: In the event of the termination of the optionee's employment due to disability, the optionee shall have the right, within twelve (12) months from his or her severance date, but not beyond the expiration date of such option, to exercise such option to the extent exercisable on such severance date.


                             ARTICLE XIII

13.1  EMPLOYMENT:   The establishment of this Plan and the
granting of any options thereunder shall not be construed as conferring on any employee or optionee any right to continued employment, and the employment of any optionee may be terminated without regard to the effect which such action might have upon him or her as an optionee.


                             ARTICLE XIV

14.1  NON-TRANSFERABILITY:   The terms of any option granted
under this Plan shall include a provision making such option nontransferable by the optionee, except upon death, and exercisable during the optionee's lifetime only by the optionee.


                         ARTICLE XV

15.1  AMENDMENT, MODIFICATIONS & TERMINATION OF THE PLAN:
The Board of Directors at any time may terminate and/or in any respect amend and modify the Plan provided, however, that no such action by the Board of Directors, without approval of the Corporation's common shareholders, may: (a) increase the total number of shares which may be made subject to options granted under the Plan in the aggregate; (b) change the manner of determining the option price as set forth under Section 9.1 hereof; (c) materially modify the requirements as to eligibility for participation in the Plan; (d) extend the period in which options may be granted or exercised, as provided in Sections 7.1 and 10.1 hereof; and (e) withdraw the administration of the Plan from a Committee of the Board of Directors, no members of which are eligible to receive options under the Plan.


                             ARTICLE XVI

16.1  OTHER TERMS:   Any option granted under this Plan shall
contain such other and additional terms not inconsistent with the terms of this Plan, which are deemed necessary or desirable by the Committee or the Board of Directors, and such other terms shall include those which together with the terms herein set forth shall constitute such option as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.